Exhibit 10.1
August 4, 2010
LNB Bancorp, Inc.
457 Broadway
Lorain, Ohio 44052-1769
Dear Sir or Madam:
EJF Debt Opportunities Master Fund, LP and LAM Financial Holdings LTD, LLP (the “Sellers”) propose to sell to LNB Bancorp, Inc. (the “Company”), an Ohio corporation, (i) an aggregate of $2,125,000 face amount of capital securities of LNB Trust I (CUSIP 502107AA3) and (ii) an aggregate of $2,125,000.00 face amount of capital securities of LNB Trust II (CUSIP 502111AA5). The capital securities of LNB Trust I and LNB Trust II covered by this agreement are referred to collectively herein as the “Trust Securities.” LNB Trust I and LNB Trust II are wholly owned subsidiaries of the Company. Subject to the terms and conditions set forth herein, sales of the Trust Securities shall take place on such date or dates and for the consideration described in section 3 of this agreement.
1. Representations and Warranties of the Company. The Company represents to and agrees with each of the Sellers that:
     (a) The Company has been duly incorporated and is validly existing as a corporation in good standing in the state of Ohio, and has the corporate authority and power to enter into this agreement and effect the transactions covered hereby.
     (b) This agreement has been duly authorized, executed and delivered by the Company.
     (c) The common shares of the Company, par value $1.00 per share (the “Shares”), to be issued by the Company pursuant to this agreement, have been duly authorized and, upon issuance and payment pursuant to this agreement, will be validly issued, fully paid and non-assessable.
     (d) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this agreement will not contravene any (i) provision of applicable law, (ii) the charter or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this agreement other than those consents, approvals, authorizations, orders or qualifications which have been obtained.
     (e) The Company’s annual report on Form 10-K for the year ended December 31, 2009 and its most recently filed quarterly report on Form 10-Q did not contain as of its date any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (f) The Trust Securities have not been owned by the Company or, to the best knowledge of the Company, any affiliate of the Company within the last 12 months.
2. Representations and Warranties of the Sellers. Each Seller represents and warrants to and agrees with the Company that:
     (a) This agreement has been duly authorized, executed and delivered by or on behalf of such Seller.
     (b) The execution and delivery by such Seller of, and the performance of its obligations under, this agreement will not contravene any (i) provisions of applicable law, (ii) the organizational documents of such Seller, (iii) any agreement or other instrument binding on such Seller, (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Seller and no consent, approval, authorization or order of or qualification with, any governmental body or agency is required for the performance by such Seller of its obligations under this agreement.
     (c) Such Seller has, and on each Exchange Date (as defined below) and Delivery Date (as defined below) will have, good, marketable and unencumbered title to the Trust Securities to be sold to the Company by such Seller, free and clear of all security interests, claims, liens, equities or other encumbrances, and the legal right and power, and all authorization and approval required by law, (1) to enter into this agreement and (2) to sell, transfer and deliver the Trust Securities to be sold by such Seller to the Company. The delivery of the Trust Securities in accordance with this agreement will convey to the Company good, marketable and unencumbered title to such Trust Securities, free and clear of all security interests, claims, liens, equities or other encumbrances.
     (d) The Sellers own, and on each Exchange Date and Delivery Date will own after giving effect to the transactions contemplated by this agreement, in the aggregate less than five percent (5%) of the Company’s then-outstanding common shares on an as-converted basis. The Sellers are not and have never been affiliates of the Company and, to the best knowledge of the Sellers, the Trust Securities have not been owned by affiliates of the Company within the last 12 months.
     (e) Such Seller understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), are being issued pursuant to an exemption under Section 3(a)(9) of the Act and may not be resold except in accordance with Rule 144 under the Act or pursuant to another available exemption from the registration requirements of the Act.
     (f) Such Seller has not engaged any broker, finder or other person acting in such capacity that is entitled to any commission or fee in connection with the transactions contemplated by this agreement.
     (g) Such Seller has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the transactions contemplated by this agreement and acquiring the Shares in connection therewith, and such Seller acknowledges that (1) the Company makes no representation regarding the value of the Trust Securities or the Shares, (2) the rights and privileges of holders of the Company’s common shares are substantially different from, and less favorable than, the rights of holders of the Trust Securities and (3) such Seller has independently and without reliance upon the Company made its own analysis and decision to enter into this agreement and the transactions contemplated hereby. Such Seller is an “accredited investor” as defined in Rule 501 under the Act.
     (h) Such Seller has not solicited any other holder of Trust Securities to participate in transactions similar to the transactions contemplated by this agreement.
3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the Company, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, and the Company hereby agrees to purchase from each Seller at the price set forth below, the face amount of Trust Securities set forth opposite the Seller’s name on Schedule 1 hereto; provided, that the Company shall not be required to (i) purchase more than $1,000,000 face amount of Trust Securities on any business day, (ii) purchase any Trust Securities of LNB Trust II until it has purchased all the Trust Securities of LNB Trust I covered by this agreement, and (iii) purchase any Trust Securities during a “corporate blackout period” as defined under the Company’s insider trading policy.
     Subject to the foregoing, the sales of the Trust Securities covered hereby shall take place on such business day or days as the Sellers shall select (each, an “Exchange Date”), provided that the Sellers shall provide the Company with not less than one full business days notice of each such Exchange Date and the face amount of Trust Securities to be sold on each such Exchange Date, provided that the Trust Securities shall be sold in minimum increments of $100,000 face amount.
     The purchase price for the Trust Securities to be sold on any Exchange Date shall equal 48% of the face amount of the Trust Securities and shall be paid for in Shares. The number of Shares to be delivered shall equal the purchase price of the Trust Securities sold, divided by the Relevant Share Price (which Exchange Date, face amount of Trust Securities and Relevant Share Price must be confirmed in writing and executed by an authorized representative of the Company and the applicable Sellers at the time of sale on such Exchange Date); provided that the Company shall deliver cash in lieu of any fractional Shares. For purposes of this agreement, the “Relevant Share Price” means the average of the dollar volume-weighted average prices per share of the Company’s common shares on the NASDAQ Stock Market for each of the five consecutive trading days ending on and including the second trading day immediately preceding the applicable Exchange Date; provided, however, that in no event shall the Relevant Share Price be less than 90% of the Market Price (as defined in the Warrant to Purchase 561,343 Shares Common Stock of LNB Bancorp, Inc. issued by the Company on December 12, 2008, as such Warrant exists on the date of this agreement) with respect to the Company’s common shares on the trading day immediately preceding the applicable Exchange Date. Notwithstanding anything herein to the contrary, in no event will the aggregate number of Shares issuable pursuant this agreement exceed 525,000 Shares (subject to adjustment in the event of a stock split, stock dividend or other similar event).
4. Payment and Delivery. Payment for the Trust Securities sold on each Exchange Date and delivery of the Trust Securities sold to the Company shall take place no more than three business days thereafter (each, a “Delivery Date”). The Shares shall be registered in the name of the applicable Seller, or the name of a custodian or nominee of such Seller, and delivered to pursuant to such Seller’s instructions, all as specified in Schedule 2 hereto. On each Delivery Date, the Company will pay to the applicable Seller the accrued and unpaid distributions due on the Trust Securities delivered by such Seller on such date in cash, together with any cash payable in lieu of fractional Shares pursuant to section 3 of this agreement, to such Seller’s account as specified in Schedule 2 hereto; provided, however, that if such Delivery Date is a record date relating to a distribution on the Trust Securities or any date between such record date and the payment date relating to such distribution, the Company will not pay, on such Delivery Date, to the applicable Seller the accrued and unpaid distributions on the Trust Securities delivered by such Seller on such date and such distributions will instead be paid on the applicable distribution payment date in accordance with the terms of the Trust Securities and the applicable Seller will reimburse the Company in cash on such Delivery Date for the portion of such distributions attributable to the period between such Delivery Date and the applicable distribution payment date. On each Delivery Date, the Sellers shall deliver the Trust Securities sold to the Company in accordance with such instructions as the Company may specify in writing, and such Sellers shall execute such documents and take such further action as may be reasonably necessary in order to transfer to the Company all right, title and interest to such Trust Securities.
5. Conditions to the Obligations of the Sellers. The obligation of the Sellers to sell the Trust Securities covered hereby is subject to the following conditions:
     (a) The representations of the Company shall be true and correct as of such date;
     (b) The Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this agreement at or prior to such date; and
     (c) The Shares shall be freely tradeable, without legends, and shall have been listed on the NASDAQ Stock Market.
6. Conditions to the Obligations of the Company. The obligation of the Company to purchase the Trust Securities covered hereby is subject to the following conditions:
     (a) The representations of the Sellers shall be true and correct as of such date;
     (b) The Sellers shall have performed, satisfied and complied with the covenants, agreements and conditions required by this agreement at or prior to such date; and
     (c) The Sellers shall have delivered the certificates representing the Trust Securities being sold to the Company.
7. Termination. The Sellers may terminate this agreement by notice given to the Company if (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange or NASDAQ Stock Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market or (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred. The Company may terminate this agreement by one business days notice to the Sellers, except that if the consent to this transaction granted by the United States Treasury Department or Federal Reserve Board is revoked, this agreement will terminate immediately.

8. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be (a) transmitted by hand delivery, (b) mailed by first class, registered or certified mail, postage prepaid, (c) transmitted by overnight courier, or (d) transmitted by facsimile, and in each case to the relevant party at the address set forth below:

If to the Company:	If to a Seller:

LNB Bancorp, Inc.	EJF Capital LLC
457 Broadway	2107 Wilson Boulevard, Suite 410
Lorain, OH 44052-1769	Arlington, VA 22201
Attn: Chief Financial Officer	Attn: Regina Richardson
Facsimile: (440) 244-4815	Facsimile: (703) 875-0566
9. Counterparts. This agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
10. Entire Agreement. This agreement constitutes the entire agreement among the parties pertaining to the transactions contemplated herein and supersedes the parties’ prior agreements, understandings, negotiations and discussions, whether oral or written, on such matters, and this agreement shall not be amended, changed, supplemented, waived or otherwise modified except in a writing executed by each of the parties hereto.
11. Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the state of New York.
[Signature page follows.]

Very truly yours,

EJF Debt Opportunities Master Fund, LP			LAM Financial Holdings, LTD, LLP
By: CVentures, Inc., General Partner

By:	/s/ Emanuel J. Friedman		By:	/s/ Charles G. Hauber

	Name:	Emanuel J. Friedman		Name	: Charles G. Hauber
	Title:	CEO of EJF Capital, LLC		Title	: Vice President
Sole Member of EJF Debt
Opportunities GP, LLC

Accepted as of the date hereof:

LNB Bancorp, Inc.

By:	/s/ Daniel E. Klimas

	Name:	Daniel E. Klimas
	Title:	President and Chief Executive Officer

Schedule 1

	Face Amount of	Face Amount of
	LNB Trust I	LNB Trust II
Seller	Trust Securities	Trust Securities
EJF Debt Opportunities Master Fund, LP	$1,633,000	$1,633,000
LAM Financial Holdings LTD, LLP	$492,000	$492,000

Schedule 2
EJF Debt Opportunities Master Fund, LP:
     Shares shall be delivered to:

Registered Holder:	EJF Debt Opportunities Master Fund, LP
Recipient:	[**********]
Delivery Address:	[**********]
[**********]
Contact Information:	[**********]
[**********]
     Cash shall be delivered pursuant to the following wire instructions:

Bank Name:	[**********]
ABA/Routing No.:	[**********]
Account Name:	[**********]
Account No.:	[**********]
FFC A/C:	[**********]
FFC A/C:	[**********]
LAM Financial Holdings LTD, LLP:
     Shares shall be delivered to:

Registered Holder:	LAM Financial Holdings, LTD, LLP
Recipient:	[**********]
Delivery Address:	[**********]
[**********]

Contact Information:	[**********]
[**********]
     Cash shall be delivered pursuant to the following wire instructions:

Bank Name:	[**********]
ABA/Routing No.:	[**********]
Account Name:	[**********]
Account No.:	[**********]
FFC A/C:	[**********]
FFC A/C:	[**********]